INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement
Nos. 2-86602, 33-15775, 33-37567 and 33-45482 of Cracker Barrel Old Country
Store, Inc. on Forms S-8 and Registration Statement No. 33-59582 on Form S-3 of our report dated September 11, 1996, incorporated by reference in the Annual Report on Form 10-K of Cracker Barrel Old Country Store, Inc. for the year ended August 2, 1996.


Deloitte & Touche LLP
Nashville, Tennessee

October 25, 1996